UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2005

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-22739	95-3409686
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

400 N. Sam Houston Parkway E., Suite 400
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

281-618-0400

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signatures
Index to Exhibits
Asset Purchase Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2005, Cal Dive International, Inc. (the “Company”) announced that it entered into an asset purchase agreement (the “Agreement”) dated April 11, 2005, with Stolt Offshore Inc. whereby the Company has agreed to acquire the diving and shallow water pipelay assets of Stolt Offshore that currently operate in the waters of the Gulf of Mexico (GOM) and Trinidad for $125 million in cash.

Attached hereto and incorporated by reference is a copy of the Agreement as Exhibit 10.1. In addition, a copy of the press release dated April 12, 2005 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Asset Purchase Agreement by and between Cal Dive International, Inc., as Buyer, and Stolt Offshore Inc. and S&H Diving LLC, as Sellers, dated April 11, 2005.

99.1	Press Release of Cal Dive International, Inc. dated April 12, 2005.

Cal Dive International, Inc.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: April 13, 2005

Cal Dive International, Inc.

By:	/S/ A. WADE PURSELL

A. Wade Pursell
Senior Vice President and
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement by and between Cal Dive International, Inc., as Buyer, and Stolt Offshore Inc. and S&H Diving LLC, as Sellers, dated April 11, 2005.

99.1	Press Release of Cal Dive International, Inc. dated April 12, 2005.